Exhibit 4.18
                                                                [EXECUTION COPY]
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                          FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF June 27, 2002

                                     to the

                                    INDENTURE

                            Dated as of June 27, 1997

                                      among

                VOTO-VOTORANTIM OVERSEAS TRADING OPERATIONS N.V.,
                                    as Issuer

                              JPMORGAN CHASE BANK,
                  as Registrar, Transfer Agent and Paying Agent

                       JPMORGAN CHASE BANK, LONDON BRANCH,
                       as Transfer Agent and Paying Agent

                        J.P. MORGAN BANK LUXEMBOURG S.A.,
                                 as Paying Agent

                            JPMORGAN TRUST BANK LTD.,
                            as Principal Paying Agent

                          VOTORANTIM PARTICIPACOES S.A.
                        VOTORANTIM CELULOSE E PAPEL S.A.
                                       and
                            CIMENTO RIO BRANCO S.A.,
                                  as Guarantors

                                       and

                              JPMORGAN CHASE BANK,
                                   as Trustee

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


                          FIRST SUPPLEMENTAL INDENTURE

          FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture") dated as of June 27, 2002, among Voto-Votorantim Overseas Trading Operations N.V., a public limited liability company (naamloze vennootschap) duly organized and existing under the laws of the Netherlands Antilles (the "Company"), Votorantim Participacoes S.A.(formerly known as S.A. Industrias Votorantim) ("VPSA"), Votorantim Celulose e Papel S.A., for itself and as successor in interest to Celpav Celulose e Papel Ltda., ("VCP"), and Cimento Rio Branco S.A., for itself and as successor in interest to Companhia de Cimento Portland Rio Branco and Companhia de Cimento Portland Gaucho, ("CRB"), each of which is a validly organized corporation (sociedade anonima) duly organized under the laws of the Federative Republic of Brazil (each a "Guarantor" and together the "Guarantors"), and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, New York), as trustee (the "Trustee").

          WHEREAS, the Company, the Guarantors, JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, New York), as registrar, transfer agent and paying agent, JPMorgan Chase Bank, London Branch (formerly known as The Chase Manhattan Bank, London Branch), as transfer agent and paying agent, J.P. Morgan Bank Luxembourg S.A. (formerly known as Chase Manhattan Bank Luxembourg S.A.), as transfer paying agent and paying agent, JPMorgan Trust Bank Ltd. (formerly known as Chase Trust Bank), as principal paying agent and the Trustee are parties to an Indenture dated as of June 27, 1997 (as amended and supplemented as of the date hereof, the "Existing Indenture") pursuant to which the Company issued U.S.$400,000,000 of its 8.5% Notes due 2005 (the "Securities").

          WHEREAS, Section 9.2 of the Existing Indenture provides that the Company, the Guarantors, and the Trustee, with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities, may enter into a supplemental indenture for purposes of amending the Existing Indenture or such Securities.

          WHEREAS, the Holders of a majority in aggregate principal amount of the outstanding Securities shall, pursuant to this First Supplemental Indenture, provide written consent to the execution and delivery of this First Supplemental Indenture.

          WHEREAS, all things necessary have been done to make this First Supplemental Indenture, when executed and delivered by the Company, the legal, valid and binding agreement of the Company.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and for the purpose of amending and supplementing the Existing Indenture, the Company, the Guarantors and the Trustee, for the benefit of the Holders, agree as follows:


                          First Supplemental Indenture
                          ----------------------------

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01. Definitions. Capitalized terms used in this First Supplemental Indenture and not otherwise defined are used herein as defined in the Existing Indenture. In addition, as used herein:

          "Indenture Documents" means, collectively, the First Supplemental Indenture, the Existing Indenture as amended by the First Supplemental Indenture and the Securities.

          "Indenture Obligors" means, collectively, the Company and the Guarantors.

          "Material Adverse Effect" means a material adverse change in or a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Indenture Obligor and its Subsidiaries, or (b) the ability of any Indenture Obligor to perform its obligations under the Indenture Documents or (c) the rights and remedies of the Holders and the Trustee hereunder or under any of the other Indenture Documents.

                                   ARTICLE II

                       AMENDMENT OF THE ORIGINAL INDENTURE

          Upon receipt by the Trustee of duly executed counterparts of this First Supplemental Indenture from the parties hereto, the Existing Indenture shall be amended as follows:

          Section 2.01. Amendment of Section 1.1. The following new defined terms and definitions shall be added to Section 1.1 of the Existing Indenture in the appropriate alphabetic locations:

          "Capital Expenditures" means, as to any Person, expenditures (including in respect of Capital Lease Obligations) made by such Person to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs unless such repairs are required to be capitalized in accordance with GAAP).

          "Cash Threshold" means, at any time, the lesser of (i) the aggregate amount of cash of any Guarantor and its Subsidiaries on a consolidated basis at such time and (ii) the Current Portion of Long-Term Debt of such Guarantor and its Subsidiaries at such time.

          "Current Portion" means, at any time, as to any Long-Term Debt, the portion thereof scheduled to mature within one year.



                          First Supplemental Indenture
                          ----------------------------

          "Debt Service Coverage Ratio" means, as at the last day of any fiscal quarter of any Guarantor the ratio of (i) EBITDA for the period of four consecutive fiscal quarters of such Guarantor ending on such date minus the aggregate amount of Capital Expenditures of such Guarantor and its Subsidiaries on a consolidated basis made during such period plus the Cash Threshold on such date to (ii) the Current Portion of Long-Term Debt on such date plus Interest Expense for the period of four consecutive fiscal quarters of such Guarantor and its Subsidiaries on a consolidated basis ending on such date.

          "EBITDA" shall mean, for any period, with respect to any Guarantor and its consolidated Subsidiaries, the sum, determined on a consolidated basis, of net operating income (calculated before taxes, Interest Expenses, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus depreciation and amortization (to the extent deducted in determining net operating income) for such period, determined in accordance with GAAP.

          "GAAP" means generally accepted accounting principles in Brazil or, in the case of the Company, the Netherlands Antilles.

          "Interest Expense" means, for any period, for any Guarantor and its Subsidiaries on a consolidated basis, the sum (determined without duplication) of the aggregate amount of interest accruing during such period on Indebtedness of such Guarantor and its Subsidiaries, including the interest portion of payments under Capital Lease Obligations and any capitalized interest and amortization of debt discount and expense, provided that Interest Expense shall not include expenses arising in connection with foreign exchange losses, including, without limitation, foreign exchange losses upon loans and foreign currency translation adjustments, or monetary correction.

          "Long-Term Debt" means, as to any Guarantor or its Subsidiary at any date, Indebtedness for or in respect of borrowed money scheduled to mature more than one year after such date, or in the case of Indebtedness under any revolving credit facility, having a tenor which is extendable or renewable at the option of the borrower thereof to a date more than one year from such date.

          "Net Debt" means, as at any time, an amount equal to the Total Debt less the aggregate amount of all cash, cash equivalents and marketable securities (valued in accordance with GAAP) of any Guarantor and its consolidated Subsidiaries.

          "Net Debt to EBITDA Ratio" means, at any time, the ratio of (i) Net Debt at such time to (ii) EBITDA for the then most recently concluded 12-month period.

          "Net Worth" shall mean, as at any date, the sum, for any Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:


                          First Supplemental Indenture
                          ----------------------------

          (a) the amount of capital stock; plus

          (b) the amount of paid-in capital; plus

          (c) the amount of retained earnings (or, in the case of a retained earnings deficit, minus the amount of such deficit).

          "St. Helen Credit Agreement" means the Credit Agreement dated as of June 25, 2002 among St. Helen Holding II B.V., a Netherlands Antilles private limited liability company, each of the lenders that is a signatory thereto under the caption "BANKS" on the signature pages thereto, Citibank, N.A., acting through its Citibank Agency and Trust Services department, as collateral agent, and Citibank, N.A., as administrative agent, as from time to time amended.

          "Total Bank Debt" means, as at any date, the aggregate outstanding principal amount of Indebtedness for or in respect of borrowed money of any Guarantor and its consolidated Subsidiaries on a consolidated basis.

          "Total Bank Debt to Total Capitalization Ratio" means, as at the last day of any fiscal quarter of any Guarantor, the ratio of (i) Total Bank Debt to
(ii) Total Capitalization.

          "Total Capitalization" means, as at any date for any Guarantor and its consolidated Subsidiaries on a consolidated basis, the sum, of: (a) Total Bank Debt plus (b) Net Worth plus (c) minority interests.

          "Total Debt" means, at any time, the aggregate outstanding principal amount of all Indebtedness that would, in accordance with GAAP, appear on the liability side of a consolidated balance sheet of any Guarantor and its consolidated Subsidiaries.

          Section 2.02. Amendment of Section 5.1. Section 5.1 of the Existing Indenture is hereby amended by (i) deleting the word "and" at the end of paragraph (n) thereof, (ii) deleting the period at the end of paragraph (o) thereof, and substituting "; and" therefor, and (iii) adding a new paragraph (p) at the end thereof to read as follows:

          "(p) the occurrence of an "Event of Default" under and as defined in the St. Helen Credit Agreement."

          Section 2.03. Amendment of Article 10. Article 10 of the Existing Indenture is hereby amended by adding to the end thereof a new Section 10.15 to read as follows:

          "SECTION 10.15 Financial Covenants

          (a) Debt Service Coverage Ratio. Each Guarantor will not permit its Debt Service Coverage Ratio at any time to be less than 1.30 to 1.00.


                          First Supplemental Indenture
                          ----------------------------

          (b) Total Bank Debt to Total Capitalization Ratio. Each Guarantor will not permit its Total Bank Debt to Total Capitalization Ratio at any time to be greater than 0.70 to 1.00.

          (c) Net Debt to EBITDA Ratio. Each Guarantor will not permit its Net Debt to EBITDA Ratio as at each June 30 and December 31, to be higher than
     3.00 to 1.00.

     For the purposes of this Section 10.15 only (and any defined terms used in the calculations described in this Section), the definition of "Subsidiary" set forth in Section 1.1. shall exclude Votorantim Financas S.A., and all other direct and indirect Subsidiaries of VPSA which are principally engaged in the financial services business and related activities."

                                   ARTICLE III

                                     WAIVER

          Section 3.01. Section 10.13. Upon receipt by the Trustee of duly executed counterparts of this First Supplemental Indenture from the parties hereto, compliance by the Guarantors with Section 10.13 of the Existing Indenture shall be waived to the extent necessary to permit St. Helen Holding II B.V, a Netherlands Antilles private limited liability company ("St. Helen"), to enter into the Credit Agreement dated as of June 25, 2002 among St. Helen, each of the lenders that is a signatory thereto under the caption "BANKS" on the signature pages thereto, Citibank, N.A., acting through its Citibank Agency and Trust Services department, as collateral agent, and Citibank, N.A., as administrative agent, as from time to time amended, and the transactions contemplated thereby and by the other Credit Documents (as defined therein).


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.01. Representations and Warranties. Each Indenture Obligor represents and warrants to the Trustee and the Holders that:

               (a) Power and Authority. It (a) in the case of the Issuer, is a public limited liability company duly incorporated and validly existing under the laws of the Netherlands Antilles, and in the case of each Guarantor, is a validly organized corporation (sociedade anonima) duly organized under the laws of the Federative Republic of Brazil, (b) has full power, authority and legal right to make and perform each of the Indenture Documents; and (c) is in compliance in all material respects with all applicable laws and regulations and with all material contractual obligations applicable to it.

               (b) Due Authorization, Etc. The execution, delivery and performance by it of the Indenture Documents and of all other documents and instruments to be executed and delivered hereunder or thereunder by it are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene
          (a) its charter or by-

                          First Supplemental Indenture
                          ----------------------------
          laws or (b) any applicable law, decree, regulation, judgment, award, injunction or similar legal restriction, as now in effect.

               (c) No Additional Authorization Required. All licenses, authorizations and approvals and other actions by, and all notices to and filings and registrations with, any Government Agency, and all third-party approvals, required for the due execution, delivery and performance by it of the Indenture Documents or for the legality, validity or enforceability of the Indenture Documents have been obtained and are in full force and effect and true copies thereof have been provided to the Holders, except for the authorization of the Central Bank of Brazil for the remittance of any payment by the Guarantors under the Existing Indenture as amended by the First Supplemental Indenture directly from Brazil by each Guarantor by means of a foreign exchange transaction.

               (d) Legal Effect. Each of the Indenture Documents have been duly executed and delivered by each Indenture Obligor and are legal, valid and binding obligations of such Indenture Obligor, enforceable against such Indenture Obligor in accordance with its terms.

               (e) Financial Statements. The (a) consolidated balance sheet of each Indenture Obligor as of December 31, 2001, and the related consolidated statements of income and cash flows for the fiscal year ending on that date, and (b) consolidated balance sheet of each Indenture Obligor as of December 31, 2001, and the related consolidated statements of income and cash flows for the fiscal quarter ending on that date, are complete and correct and fairly present the financial condition of such Indenture Obligor and its consolidated Subsidiaries as at said dates and the consolidated results of its operations for the fiscal periods ending on said dates, all in accordance with GAAP, and none of the Indenture Obligors or any of their consolidated Subsidiaries have any material contingent liabilities or unusual forward or long-term commitments not disclosed therein. Since December 31, 2001, no event or circumstance has occurred that has had a Material Adverse Effect.

               (f) Ranking; Priority. The payment obligations of the Indenture Obligors under the Indenture Documents are and will at all times be unconditional general obligations of the Indenture Obligors, and will at all times rank at least pari passu with all other present and future unsubordinated Indebtedness of the Indenture Obligors

               (g) No Actions or Proceedings. There is no litigation, investigation or proceeding pending or, to the best knowledge of any Indenture Obligor, threatened against any of the Indenture Obligors by or before any Government Agency that (either individually or in the aggregate) (a) could reasonably be expected to have a Material Adverse Effect or (b) purports to affect the legality, validity, binding effect or enforceability of any of the Indenture Documents.

               (h) Commercial Activity; Absence of Immunity. Each Indenture Obligor is subject to civil and commercial law with respect to its obligations under the Indenture Documents, and the making and performance by it of such Indenture Documents



                          First Supplemental Indenture
                          ----------------------------
          constitute private and commercial acts rather than public or governmental acts. Each Indenture Obligor is not entitled to immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process in connection therewith, arising under the Indenture Documents.

               (i) Event of Default. No event has occurred and is continuing that constitutes a Default or an Event of Default under the Indenture.


                                    ARTICLE V

                                  MISCELLANEOUS

          Section 5.01. Effectiveness and Effect. The provisions set forth in this First Supplemental Indenture shall be deemed to be, and shall be construed as, a part of the Existing Indenture. All references to "the Indenture" and terms of similar import in the Existing Indenture, the Securities or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Existing Indenture as amended by this First Supplemental Indenture. Except as amended hereby, the Existing Indenture shall remain in full force and effect.

          Section 5.02. Severability of Provisions. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, illegality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 5.03. Effect of Headings. The headings of the Articles, Sections, subsections, clauses and paragraphs hereof are for convenience of reference only, and shall not affect the construction or interpretation of this First Supplemental Indenture.

          Section 5.04. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this First Supplemental Indenture by telecopy shall be effective as delivery of a manually executed counterpart of this First Supplemental Indenture.

          Section 5.05. GOVERNING LAW. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES UNDER THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. For the purposes of paragraph 2 of Article 9 of the Brazilian Decree-Law No. 4.657 of September 4, 1942, and for no other purpose or reason whatsoever, the transaction contemplated hereby have been proposed by the Trustee on behalf of the Holders to the Guarantors upon the request of the Company and the Guarantors.

          Section 5.06. Binding Effect. This First Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                          First Supplemental Indenture
                          ----------------------------

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.


                                   VOTO-VOTORANTIM OVERSEAS TRADING
                                     OPERATIONS N.V.


                                   By: /s/ Nelson K. Shimada
                                       ----------------------------------------
                                        Name: Nelson K. Shimada
                                        Title: Attorney-in-fact


                                   By: /s/ Marcus Arruda
                                       ----------------------------------------
                                        Name: Marcus Arruda
                                        Title: Attorney-in-fact


                                   Witnessed by:

                                   1.______________________

                                   2.______________________



                          First Supplemental Indenture
                          ----------------------------

                                   VOTORANTIM PARTICIPACOES S.A. (formerly
                                     known S.A. Industrias Votorantim)


                                   By: /s/ Nelson K. Shimada
                                       ----------------------------------------
                                        Name: Nelson K. Shimada
                                        Title: Chief Financial Officer


                                   By: /s/ Marcus Arruda
                                       ----------------------------------------
                                        Name: Marcus Arruda
                                        Title: Director


                                   VOTORANTIM CELULOSE E PAPEL S.A., for
                                     itself and as successor in interest
                                     to Celpav Celulose e Papel Ltda.


                                   By /s/ Raul Calfat
                                      -----------------------------------------
                                      Name: Raul Calfat
                                      Title: Director


                                   By: /s/ Valdir Roque
                                       ----------------------------------------
                                        Name: Valdir Roque
                                        Title: Director

                                   CIMENTO RIO BRANCO S.A.,
                                     for itself and as successor in interest to Companhia de Cimento Portland Rio Branco and Companhia de Cimento Portland Gaucho


                                   By: /s/ Nelson K. Shimada
                                       ----------------------------------------
                                        Name: Nelson K. Shimada
                                        Title: Attorney-in-fact

                                   By: /s/ Marcus Arruda
                                       ----------------------------------------
                                        Name: Marcus Arruda
                                        Title: Attorney-in-fact

Witnessed by:

1.______________________

2.______________________



                          First Supplemental Indenture
                          ----------------------------

                                   JPMORGAN CHASE BANK (formerly known as
                                   The Chase Manhattan Bank, New York),
                                   as Trustee


                                   By:/s/ Lesley Daley
                                      ------------------------------------------
                                      Name: Lesley Daley
                                      Title: Trust Officer

                                   Witnessed by:

                                   1./s/ Kevin Binnie
                                     -------------------------------------------

                                   2./s/ Denise More
                                     -------------------------------------------



                          First Supplemental Indenture
                          ----------------------------

CONSENTED TO AND AGREED:

ST. HELEN HOLDINGS II B.V.


By ING Trust (Antilles) N.V.
   Title: Managing Director


         By: /s/ Marcus C. Arruda
             ---------------------------
             Name: Marcus C. Arruda
             Title: Attorney-in-fact


         By: /s/ Nelson K. Shimada
             ---------------------------
             Name: Nelson K. Shimada
             Title: Attorney-in-fact


Witnessed by:

1.______________________

2.______________________


                          First Supplemental Indenture
                          ----------------------------